Exhibit 10.79

MULTI-FINELINE ELECTRONIX, INC.

2004 STOCK INCENTIVE PLAN

(Adopted by the Board on June 15, 2004 and amended and restated

by the Board on March 11, 2009, December 4, 2009, December 10, 2010 and January 18, 2012)

MULTI-FINELINE ELECTRONIX, INC.

2004 STOCK INCENTIVE PLAN

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(aa)	“Qualifying Termination”	5

(bb)	“Restricted Share”	6

(cc)	“Restricted Share Agreement”	6

(dd)	“SAR”	6

(ee)	“SAR Agreement”	6

(ff)	“Section 409A Deferred Compensation”	6

(gg)	“Service”	6

(hh)	“Share”	6

(ii)	“Stock”	6

(jj)	“Stock Option Agreement”	6

(kk)	“Stock Unit”	6

(ll)	“Stock Unit Agreement”	6

(mm)	“Subsidiary”	6

(nn)	“Time Vesting Award”	7

(oo)	“Total and Permanent Disability”	7

Section 3. ADMINISTRATION		7

(a)	Committee Composition	7

(b)	Committee for Non-Officer Grants	7

(c)	Committee Procedures	7

(d)	Committee Responsibilities	7

Section 4. ELIGIBILITY		9

(a)	General Rule	9

(b)	Automatic Grants to Outside Directors	9

(c)	Ten-Percent Stockholders	10

(d)	Attribution Rules	10

(e)	Outstanding Stock	10

Section 5. STOCK SUBJECT TO PLAN		11

(a)	Basic Limitation	11

(b)	Option/SAR Limitation	11

(c)	Additional Shares	11

Section 6. RESTRICTED SHARES		11

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(a)	Restricted Stock Agreement	11

(b)	Payment for Awards	11

(c)	Vesting	11

(d)	Effect of Change in Control	12

(e)	Voting and Dividend Rights	12

(f)	Restrictions on Transfer of Shares	12

Section 7. TERMS AND CONDITIONS OF OPTIONS		12

(a)	Stock Option Agreement	12

(b)	Number of Shares	12

(c)	Exercise Price	13

(d)	Withholding Taxes	13

(e)	Exercisability and Term	13

(f)	Exercise of Options Upon Termination of Service	13

(g)	Effect of Change in Control	13

(h)	Leaves of Absence	14

(i)	No Rights as a Stockholder	14

(j)	Modification, Extension and Renewal of Options	14

(k)	Restrictions on Transfer of Shares	14

Section 8. PAYMENT FOR SHARES		15

(a)	General Rule	15

(b)	Surrender of Stock	15

(c)	Services Rendered	15

(d)	Cashless Exercise	15

(e)	Exercise/Pledge	15

(f)	Promissory Note	15

(g)	Other Forms of Payment	15

(h)	Limitations under Applicable Law	15

Section 9. STOCK APPRECIATION RIGHTS		16

(a)	SAR Agreement	16

(b)	Number of Shares	16

(c)	Exercise Price	16

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2004 STOCK INCENTIVE PLAN

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(d)	Exercisability and Term	16

(e)	Effect of Change in Control	16

(f)	Exercise of SARs	17

(g)	Modification or Assumption of SARs	17

Section 10. STOCK UNITS		17

(a)	Stock Unit Agreement	17

(b)	Payment for Awards	17

(c)	Vesting Conditions	17

(d)	Effect of Change in Control	17

(e)	Voting and Dividend Rights	18

(f)	Form and Time of Settlement of Stock Units	18

(g)	Death of Recipient	18

(h)	Creditors’ Rights	18

Section 11. ADJUSTMENT OF SHARES		18

(a)	Adjustments	18

(b)	Dissolution or Liquidation	19

(c)	Reorganizations	19

(d)	Reservation of Rights	20

Section 12. DEFERRAL OF AWARDS		20

Section 13. AWARDS UNDER OTHER PLANS		20

Section 14. PAYMENT OF DIRECTOR’S FEES IN SECURITIES		21

(a)	Effective Date	21

(b)	Elections to Receive NSOs, Restricted Shares or Stock Units	21

(c)	Number and Terms of NSOs, Restricted Shares or Stock Units	21

Section 15. LEGAL AND REGULATORY REQUIREMENTS		21

Section 16. WITHHOLDING TAXES		21

(a)	General	21

(b)	Share Withholding	21

Section 17. TRANSFERABILITY		22

Section 18. NO EMPLOYMENT RIGHTS		22

Section 19. DURATION AND AMENDMENTS		22

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(a)	Term of the Plan	22

(b)	Right to Amend or Terminate the Plan	22

(c)	Effect of Termination	22

Section 20. EXECUTION		23

APPENDIX A Amendment to Multi-Fineline Electronix, Inc.’s 2004 Stock Incentive Plan		A-1

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2004 STOCK INCENTIVE PLAN

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MULTI-FINELINE ELECTRONIX, INC.

2004 STOCK INCENTIVE PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE.

The Plan was adopted by the Board of Directors on June 15, 2004, effective as of the date of the initial offering of Stock to the public pursuant to a registration statement filed by the Company with the Securities and Exchange Commission (the “Effective Date”), and amended and restated by the Board of Directors on January 11, 2006, December 4, 2007, March 11, 2009, December 4, 2009, December 10, 2010 and January 18, 2012, and as amended by Appendix A on January 13, 2009. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of restricted shares, stock units, options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

SECTION 2. DEFINITIONS.

(a) “Affiliate” shall mean any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

(b) “Award” shall mean any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

(c) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(d) “Cause” shall mean any of the following with respect to a particular Participant:

(i) Such Participant’s (a) willful or reckless and (b) repeated failure to satisfactorily perform his job duties after written notice to such Participant and no less than a one month period within which prospectively to cure such failure to perform;

(ii) Failure by such Participant to comply with either (a) all material applicable laws or (b) all lawful and material directives from executive management of the Company in performing his job duties or in directing the conduct of the Company’s business;

(iii) Commission by such Participant of any felony or intentionally fraudulent act against the Company, or its employees, agents or customers, that demonstrates his untrustworthiness or lack of integrity;

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(iv) Commission by such Participant of any material fraud against the Company or use or intentional appropriation for his personal use or benefit of any material funds or properties of the Company not authorized by the Company to be so used or appropriated; or

(v) Any material noncompliance with Company policy or procedure.

(e) “Change in Control” shall mean the occurrence of any of the following:

(i) the acquisition of beneficial ownership, directly or indirectly, of securities having fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities by any “Unrelated Person” or “Unrelated Persons” acting in concert with one another either at one time or over a series of acquisitions. For purposes of this definition, the term “Person” shall mean and include any individual, partnership, joint venture, association, trust, corporation, or other entity (including a “group” as referred to in Section 13(d)(3) of the Exchange Act). For purposes of this Section, the term “Unrelated Person” shall mean and include any Person other than the Company, an employee benefit plan of the Company, or any beneficial owner of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities as of January 18, 2012 (which, for the avoidance of doubt, shall include WBL Corporation Limited);

(ii) the Company is party to a merger, consolidation or similar corporate transaction, or series of related transactions, which results in the holders of the voting securities of the Company outstanding immediately prior to such transaction(s) failing to retain immediately after such transaction(s) direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the securities entitled to vote generally in the election of directors of the Company or the surviving entity outstanding immediately after such transaction(s);

(iii) the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its subsidiaries (taken as a whole), other than pursuant to a sale-leaseback, structured finance or other form of financing transaction;

(iv) the stockholders of the Company approve any plan or proposal for liquidation or dissolution of the Company;

(v) as a result of a “going private” transaction, the common stock of the Company ceases to be traded on any established United States securities exchange; or

(vi) a change in the composition of the Board within any consecutive period of thirty-six (36) months as a result of which fewer than a majority of the directors are Incumbent Directors;

provided, however, that to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also

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constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code. Any other provision of this Section 2(e) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto and any applicable regulations or administrative guidelines promulgated thereunder.

(g) “Committee” shall mean the Compensation Committee as designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.

(h) “Company” shall mean Multi-Fineline Electronix, Inc., a Delaware corporation.

(i) “Consultant” shall mean a consultant or advisor who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor or a member of the board of directors of a Parent or a Subsidiary who is not an Employee. Service as a Consultant shall be considered Service for all purposes of the Plan.

(j) “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l) “Exercise Price” shall mean, in the case of an Option, the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, shall mean an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

(m) “Fair Market Value” with respect to a Share, shall mean the market price of one Share of Stock, determined by the Committee as follows:

(i) If the Stock was traded over-the-counter on the date in question but was not traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink Sheets LLC;

(ii) If the Stock was traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last reported sale price quoted for such date by The Nasdaq Stock Market;

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(iii) If the Stock was traded on a United States stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite-transactions report; and

(iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Notwithstanding the foregoing, the Fair Market Value of the Stock on the Effective Date shall be the price at which one share of Stock is offered to the public on such date pursuant to a registration statement filed by the Company with the Securities and Exchange Commission.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(n) “Good Reason” shall mean any of the following with respect to a particular Participant without the Participant’s informed written consent:

(i) A material reduction in duties or responsibilities;

(ii) A reduction in any component of pay opportunity or benefits, unless such change is similarly applied to all employees of the same level (i.e., engineer, director, etc.) of the Company; or

(iii) relocation of the Participant to a work location more than fifty (50) miles from the Participant’s then present work location.

The existence of Good Reason shall not be affected by the Participant’s temporary incapacity due to physical or mental illness not constituting a Total and Permanent Disability. The Participant’s continued employment for a period not exceeding ninety (90) days following the initial occurrence of any condition constituting Good Reason shall not constitute consent to, or a waiver of rights with respect to, such condition.

(o) “Incumbent Director” shall mean a director who either (i) is a member of the Board of Directors as of January 18, 2012, or (2) is elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but (3) was not elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

(p) “ISO” shall mean an employee incentive stock option described in Section 422 of the Code.

(q) “Nonstatutory Option” or “NSO” shall mean an employee stock option that is not an ISO.

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(r) “Offeree” shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

(s) “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(t) “Optionee” shall mean an individual or estate who holds an Option or SAR.

(u) “Outside Director” shall mean a member of the Board of Directors who is not a common-law employee of, or paid consultant to, the Company or a Subsidiary. Service as an Outside Director shall be considered Service for all purposes of the Plan, except as provided in Section 4(a).

(v) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(w) “Participant” shall mean an individual or estate who holds an Award.

(x) “Performance Vesting Award” shall mean an Award granted to a Participant, the vesting or earning of which is conditioned in whole or in part upon the achievement of one or more performance goals (including, without limitation, performance goals established on the basis of Performance Measures described in Appendix A to this Plan), notwithstanding that the vesting or earning of such award may also be conditioned upon the continued Service of the Participant.

(y) “Plan” shall mean this 2004 Stock Incentive Plan of Multi-Fineline Electronix, Inc., as amended from time to time.

(z) “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(aa) “Qualifying Termination” shall mean, as to a particular Participant under the Plan, the occurrence of any of the following upon or within twelve (12) months following a Change in Control:

(i) an individual’s Service with the Company (including any Parent or Subsidiary thereof) is terminated without “Cause”; or

(ii) an individual terminates his Service with the Company (including any Parent or Subsidiary thereof) for Good Reason; provided the Participant has given the Company written notice of the existence of a condition constituting Good Reason within thirty (30) days following the initial occurrence of such condition, the Company fails to remedy such condition within thirty (30) days following such written notice, and the Participant’s resignation from

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Service is effective no later than ninety (90) days following the initial occurrence of such condition.

Qualifying Termination shall not include any termination of the Participant’s Service which is (i) for Cause, (ii) a result of the Participant’s death or Total and Permanent Disability, or (iii) a result of the Participant’s voluntary termination of Service other than for Good Reason.

(bb) “Restricted Share” shall mean a Share awarded under the Plan.

(cc) “Restricted Share Agreement” shall mean the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Shares.

(dd) “SAR” shall mean a stock appreciation right granted under the Plan.

(ee) “SAR Agreement” shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

(ff) “Section 409A Deferred Compensation” shall mean compensation and benefits provided by the Plan that constitute or would give rise to deferred compensation subject to and not exempted from the requirements of Section 409A of the Code.

(gg) “Service” shall mean service as an Employee, Consultant or Outside Director.

(hh) “Share” shall mean one share of Stock, as adjusted in accordance with Section 8 (if applicable).

(ii) “Stock” shall mean the Common Stock of the Company.

(jj) “Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to such Option.

(kk) “Stock Unit” shall mean a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

(ll) “Stock Unit Agreement” shall mean the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

(mm) “Subsidiary” shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

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(nn) “Time Vesting Award” shall mean any Award granted to a Participant, the vesting or earning of which is based solely upon the continued Service of the Participant over a specified period of time.

(oo) “Total and Permanent Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted, or can be expected to last, for a continuous period of not less than 12 months.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy (i) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

(b) Committee for Non-Officer Grants. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. The Board of Directors may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board of Directors shall specify the total number of Awards that such officers may so award.

(c) Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

(d) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i) To interpret the Plan and to apply its provisions;

(ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

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(iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv) To determine when Shares are to be awarded or offered for sale and when Options are to be granted under the Plan;

(v) To select the Offerees and Optionees;

(vi) To determine the number of Shares to be offered to each Offeree or to be made subject to each Option;

(vii) To prescribe the terms and conditions of each award or sale of Shares, including (without limitation) the Purchase Price, the vesting of the award (including accelerating the vesting of awards, either at the time of the award or sale or thereafter, without the consent of the Offeree or Optionee) and to specify the provisions of the Restricted Stock Agreement relating to such award or sale;

(viii) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, the vesting or duration of the Option (including accelerating the vesting of the Option), to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

(ix) To amend any outstanding Restricted Stock Agreement or Stock Option Agreement, subject to applicable legal restrictions and to the consent of the Offeree or Optionee who entered into such agreement if the Offeree’s or Optionee’s rights or obligations would be adversely affected;

(x) To prescribe the consideration for the grant of each Option or other right under the Plan and to determine the sufficiency of such consideration;

(xi) To determine the disposition of each Option or other right under the Plan in the event of an Optionee’s or Offeree’s divorce or dissolution of marriage;

(xii) To determine whether Options or other rights under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xiii) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Stock Option Agreement or any Restricted Stock Agreement; and

(xiv) To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions

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and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options or other rights under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

Notwithstanding any provision of the Plan to the contrary, neither the Board, nor the Committee shall have the authority to take any of the following actions, unless the stockholders of the Company have approved such an action prior to such an event: (a) the reduction of the exercise price of any outstanding Option or SAR under the Plan; (b) the cancellation of any outstanding Option or SAR under the Plan and the grant in substitution therefore of any other Award, cash and/or other valuable consideration; or (c) any other action that is treated as a repricing under generally accepted accounting principles. Nothing in this paragraph shall be construed to apply to the issuance or assumption of an Option or SAR in connection with an acquisition in a manner which complies with the requirements of Section 424(a) or Section 409A of the Code or to an adjustment pursuant to Section 11(a).

SECTION 4. ELIGIBILITY.

(a) General Rule. Only Employees shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Restricted Shares, Stock Units, Nonstatutory Options or SARs.

(b) Automatic Grants to Outside Directors.

(i) On the date of his or her election to the Board of Directors, each Outside Director who first joins the Board of Directors on or after March 9, 2010, and who was not previously an Employee, shall receive an Award of Stock Units equal to: $70,000 divided by the Fair Market Value of the Stock on the trading day immediately preceding the date of grant, rounded to the nearest whole share. Each Stock Unit subject to the Award granted under this Section 4(b)(i) shall fully vest on the first anniversary of the date of grant. Notwithstanding the foregoing, each Stock Unit subject to the Award granted under this Section 4(b)(i) shall become vested in full immediately prior to the consummation of a Change in Control.

(ii) On the first business day following the conclusion of each regular annual meeting of the Company’s stockholders, commencing with the annual meeting occurring on March 11, 2008, each Outside Director who was not elected to the Board for the first time at such meeting and who will continue serving as a member of the Board of Directors thereafter shall receive an Award of Stock Units equal to: $70,000 divided by the Fair Market Value of the Stock on the trading day immediately preceding the date of grant, rounded to the nearest whole share; provided that such Outside Director has served on the Board of Directors for at least six months. Each Stock Unit subject to the Award granted under this Section 4(b)(ii) shall fully vest on the first anniversary of the date of grant; provided, however, that each such Stock Unit shall

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vest in full immediately prior to the next regular annual meeting of the Company’s stockholders following such date of grant in the event such meeting occurs prior to such first anniversary date. Notwithstanding the foregoing, each Stock Unit subject to the Award granted under this Section 4(b)(ii) shall become vested in full immediately prior to the consummation of a Change in Control.

(iii) Any Stock Unit granted under this Section 4(b) shall be forfeited, and all rights of the Outside Director to or with respect to such Stock Unit shall terminate without any obligation on the part of the Company, upon the termination of an Outside Director’s Service as a member of the Board of Directors prior to the date on which such Stock Unit vests.

(iv) The Stock Units subject to Awards under this Section 4(b) shall be evidenced by a Stock Unit Agreement having such terms and conditions, consistent with the provisions of the Plan, as are determined by the Board in its sole discretion, to be executed by the Outside Director and the Company. Settlement of a Stock Unit subject to an Award granted under this Section 4(b) shall be made by the issuance of a number of Shares equal to the number of Stock Units that have vested or the Company, in its sole discretion, may substitute an equivalent amount of cash, and such settlement shall be made as soon as administratively practicable after the Stock Unit vests, subject to the terms and conditions of the applicable Stock Unit Agreement. Notwithstanding the preceding sentence, a Stock Unit Agreement evidencing an Award under this Section 4(b) may provide for settlement of any or all of the vested Stock Units upon the Outside Director’s termination of Service as a member of the Board of Directors, or may provide that an Outside Director may elect to defer settlement of any or all of the vested Stock Units, in each case in accordance with the terms and conditions of the applicable Stock Unit Agreement and Section 409A of the Code.

(c) Ten-Percent Stockholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.

(d) Attribution Rules. For purposes of Section 4(c) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

(e) Outstanding Stock. For purposes of Section 4(c) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

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SECTION 5. STOCK SUBJECT TO PLAN.

(a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The maximum aggregate number of Options, SARs, Stock Units and Restricted Shares awarded under the Plan shall not exceed 3,976,400 Shares and all of such shares may be issued as ISOs. The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 11. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(b) Option/SAR Limitation. Subject to the provisions of Section 11, no Participant may receive Options or SARs under the Plan in any calendar year that relate to more than 1,000,000 Shares.

(c) Additional Shares. If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 5(a) and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Shares (if any) actually issued in settlement of such SARs shall reduce the number available in Section 5(a) and the balance shall again become available for Awards under the Plan.

SECTION 6. RESTRICTED SHARES.

(a) Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

(b) Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Shares in the form of cash, cash equivalents, or past services rendered to the Company (or a Parent or Subsidiary), as the Committee may determine.

(c) Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the

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Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events.

(d) Effect of Change in Control. Outstanding Restricted Shares held by a Participant immediately prior to the consummation of a Change in Control shall be treated as follows:

(i) Restricted Shares which are Time Vesting Awards shall vest in full immediately prior to the consummation of the Change in Control.

(ii) Restricted Shares which are Performance Vesting Awards shall vest at the same vesting level that they would vest upon achievement of 100% of the applicable performance goals (without regard to the actual achievement of any such performance goal) upon the first to occur of (A) the date of completion of the performance period applicable to the Restricted Shares, provided that the Participant’s Service has not terminated prior to such date, (B) the Qualifying Termination of the Participant, or (C) the time immediately prior to the consummation of the Change in Control in the event that the surviving corporation or its parent will not, pursuant to the Change in Control, convert the Restricted Shares into equity securities of such corporation which are registered under the Securities Act of 1933 and traded on a United States securities exchange.

(e) Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

(f) Restrictions on Transfer of Shares. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Stock Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 11.

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(c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(c), and the Exercise Price of an NSO shall not be less 85% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, a Stock Option Agreement may specify that the exercise price of an NSO may vary in accordance with a predetermined formula. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.

(d) Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant (five years for Employees described in Section 4(c)). A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(e), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

(f) Exercise of Options Upon Termination of Service. Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Optionee’s estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(g) Effect of Change in Control. Outstanding Options held by a Participant immediately prior to the consummation of a Change in Control shall be treated as follows:

(i) Options which are Time Vesting Awards shall vest in full immediately prior to the consummation of the Change in Control.

(ii) Options which are Performance Vesting Awards shall vest at the same vesting level that they would vest upon achievement of 100% of the applicable performance

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goals (without regard to the actual achievement of any such performance goal) upon the first to occur of (A) the date of completion of the performance period applicable to the Options, provided that the Participant’s Service has not terminated prior to such date, (B) the Qualifying Termination of the Participant, or (C) the time immediately prior to the consummation of the Change in Control in the event that the surviving corporation or its parent will not, pursuant to the Change in Control, assume or continue the Company’s rights and obligations under the Options or substitute for the Options substantially equivalent options for equity securities of such corporation, in each such case exercisable for equity securities of such corporation which are registered under the Securities Act of 1933 and traded on a United States securities exchange.

(h) Leaves of Absence. An Employee’s Service shall cease when such Employee ceases to be actively employed by, or a Consultant to, the Company (or any subsidiary) as determined in the sole discretion of the Board of Directors. For purposes of Options, Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s Service will be treated as terminating 90 days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.

(i) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 11.

(j) Modification, Extension and Renewal of Options. Subject to the limitations set forth in Section 3, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different exercise price, or in return for the grant of the same or a different number of Shares. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, adversely affect his or her rights or obligations under such Option.

(k) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

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SECTION 8. PAYMENT FOR SHARES.

(a) General Rule. The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(g) below.

(b) Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Optionee or his representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c) Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(b).

(d) Cashless Exercise. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(e) Exercise/Pledge. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

(f) Promissory Note. To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full-recourse promissory note. However, the par value of the Common Shares being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents.

(g) Other Forms of Payment. To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

(h) Limitations under Applicable Law. Notwithstanding anything herein or in a Stock Option Agreement or Restricted Stock Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

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SECTION 9. STOCK APPRECIATION RIGHTS.

(a) SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

(b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 11.

(c) Exercise Price. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

(d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e) Effect of Change in Control. Outstanding SARs held by a Participant immediately prior to the consummation of a Change in Control shall be treated as follows:

(i) SARs which are Time Vesting Awards shall vest in full immediately prior to the consummation of the Change in Control.

(ii) SARs which are Performance Vesting Awards shall vest at the same vesting level that they would vest upon achievement of 100% of the applicable performance goals (without regard to the actual achievement of any such performance goal) upon the first to occur of (A) the date of completion of the performance period applicable to the SARs, provided that the Participant’s Service has not terminated prior to such date, (B) the Qualifying Termination of the Participant, or (C) the time immediately prior to the consummation of the Change in Control in the event that the surviving corporation or its parent will not, pursuant to the Change in Control, assume or continue the Company’s rights and obligations under the SARs or substitute for the SARs substantially equivalent stock appreciation rights for equity securities of such corporation, in each such case exercisable for equity securities of such corporation which are registered under the Securities Act of 1933 and traded on a United States securities exchange.

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(f) Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

(g) Modification or Assumption of SARs. Subject to the limitations set forth in Section 3, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, may alter or impair his or her rights or obligations under such SAR.

SECTION 10. STOCK UNITS.

(a) Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

(b) Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c) Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events.

(d) Effect of Change in Control. Outstanding Stock Units held by a Participant immediately prior to the consummation of a Change in Control shall be treated as follows:

(i) Stock Units which are Time Vesting Awards shall vest in full immediately prior to the consummation of the Change in Control.

(ii) Stock Units which are Performance Vesting Awards shall vest at the same vesting level that they would vest upon achievement of 100% of the applicable performance goals (without regard to the actual achievement of any such performance goal) upon the first to occur of (A) the date of completion of the performance period applicable to the Stock Units, provided that the Participant’s Service has not terminated prior to such date, (B) the Qualifying Termination of the Participant, or (C) the time immediately prior to the consummation of the Change in Control in the event that the surviving corporation or its parent will not, pursuant to the Change in Control, assume or continue the Company’s rights and obligations under the Stock

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Units or substitute for the Stock Units substantially equivalent rights to acquire equity securities of such corporation, in each such case for equity securities of such corporation which are registered under the Securities Act of 1933 and traded on a United States securities exchange.

(e) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Stock Units to which they attach.

(f) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.

(g) Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

(h) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

SECTION 11. ADJUSTMENT OF SHARES.

(a) Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of

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the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

(i) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Section 5;

(ii) The limitations set forth in Section 5(a) and (b);

(iii) The number of Stock Units to be granted to Outside Directors under Section 4(b);

(iv) The number of Shares covered by each outstanding Option and SAR;

(v) The Exercise Price under each outstanding Option and SAR; or

(vi) The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

(b) Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

(c) Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for:

(i) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(ii) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(iii) The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

(iv) Full exercisability or vesting and accelerated expiration of the outstanding Awards; or

(v) Settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

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(d) Reservation of Rights. Except as provided in this Section 11, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 12. DEFERRAL OF AWARDS.

The Committee (in its sole discretion) may permit or require a Participant to:

(a) Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(b) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(c) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Section 12 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 12.

SECTION 13. AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

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SECTION 14. PAYMENT OF DIRECTOR’S FEES IN SECURITIES.

(a) Effective Date. No provision of this Section 14 shall be effective unless and until the Board has determined to implement such provision.

(b) Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Section 14 shall be filed with the Company on the prescribed form.

(c) Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

SECTION 15. LEGAL AND REGULATORY REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable.

SECTION 16. WITHHOLDING TAXES.

(a) General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the legally required minimum tax withholding.

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SECTION 17. TRANSFERABILITY.

Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance in violation of this Section 17 shall be void and unenforceable against the Company.

SECTION 18. NO EMPLOYMENT RIGHTS.

No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.

SECTION 19. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, shall terminate automatically ten (10) years after its adoption by the Board. The Plan may be terminated on any earlier date pursuant to Subsection (b) below.

(b) Right to Amend or Terminate the Plan. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

(c) Effect of Termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect any Award previously granted under the Plan.

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SECTION 20. EXECUTION.

To record the amendment and restatement of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same.

MULTI-FINELINE ELECTRONIX, INC.

By	/s/ Christine Besnard
Name	Christine Besnard
Title	Secretary

MULTI-FINELINE ELECTRONIX, INC.

2004 STOCK INCENTIVE PLAN

Amendment to Multi-Fineline Electronix, Inc.’s

2004 Stock Incentive Plan

WHEREAS, Multi-Fineline Electronix, Inc. (the “Company”) maintains the Multi-Fineline Electronix Inc. 2004 Stock Incentive Plan (the “Plan”);

WHEREAS, the Compensation Committee (“Committee”) of the Company’s Board of Directors (the “Board”) may amend the Plan pursuant to Section 19(b) of the Plan;

WHEREAS, the Committee considers it desirable to amend the Plan (i) to permit the grant of performance shares, performance units, and cash-based awards to Plan participants; (ii) to permit the grant of Awards that shall be considered “performance-based” awards under Section of 162(m) of the Internal Revenue Code; and (iii) to make other desirable changes to the Plan.

NOW, THEREFORE, the Plan is hereby amended, effective January 13, 2009 by adding to the end thereof the following Appendix A:

APPENDIX A

Article A-1: General Provisions

Section A-1.1—Eligibility. Only Employees shall be eligible for the grant of Performance Shares, Performance Units, and Cash-Based Awards as described herein.

Section A-1.2—Conflicts Between Appendix A and Plan. The Plan provides a complete description of the terms and conditions governing this Appendix A. If there is any inconsistency between the terms of this Appendix and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Appendix A. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein.

Section A-1.3—Terms Incorporated by Reference. The terms of the Plan are hereby incorporated by reference into this Appendix A.

Section A-1.4—Definition of Award. The definition of “Award” shall include Performance Shares, Performance Units, and Cash-Based Awards.

Section A-1.5—Share Authorization Pool. For purposes of Section 5(a), the aggregate number of Performance Units (which are stock settled) awarded under the plan and Performance Shares plus the aggregate number of Options, SARs, Stock Units, and Restricted Shares awarded

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under the Plan shall not exceed the maximum number of Shares available under the Plan as computed under Section 5(a).

Section A-1.6—Additional Shares. If Performance Shares are forfeited prior to being earned, then such Shares shall again become available for Awards under the Plan. If Performance Shares and Performance Units are settled, then only the number of Shares (if any) actually issued in settlement of such Performance Shares and Performance Units shall reduce the number available in Section 5(a) and the balance shall again become available for Awards under the Plan.

Article A-2: Performance Shares

Section A-2.1—Performance Share. A “Performance Share” shall mean a Share awarded under this Article A-2.

Section A-2.2—Grant of Performance Shares. The Committee, at any time and from time to time, may grant Performance Shares to a Participant in such amounts and upon such terms as the Committee shall determine; provided that the grant of Performance Shares shall be subject to the terms and conditions of the Plan and this Appendix A.

Section A-2.3—Performance Share Award Agreement. Each grant of Performance Shares shall be evidenced by a Performance Share Award Agreement that shall specify the number of Performance Shares granted, the performance period over which such Performance Shares may be earned, the applicable performance goals, and such other provisions as the Committee shall determine.

Section A-2.4—Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its discretion which, depending on the extent to which such performance goals are met, shall determine the value and/or number of Performance Shares that will be paid to the Participant.

Section A-2.5—Earning of Performance Shares. After the applicable performance period has ended, the holder of Performance Shares shall be entitled to receive a settlement based on the number of Performance Shares earned over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The determination of the extent to which Performance Shares are earned at the conclusion of the applicable performance period shall be made by the Committee in its sole discretion.

Section A-2.6—Form and Timing of Payment of Performance Shares. The Committee, in its sole discretion, shall pay at the close of the applicable performance period or as soon as practicable thereafter, but no later than the fifteenth day of the third month of the calendar year following the calendar year in which the applicable performance period ends, any

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earned Performance Shares in the form of cash or in Shares (or in a combination thereof), as specified in a Participant’s Performance Share Award Agreement. Any Shares paid to a Participant under this Section A-2.6 may be subject to any restrictions deemed appropriate by the Committee.

Section A-2.7—Termination of Service. Each Performance Share Award Agreement shall set forth the extent to which the Participant shall vest in or forfeit Performance Shares following termination of the Participant’s Service with or provision of services to the Company or any Parent or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Performance Share Award Agreement entered into with each Participant, need not be uniform among all Performance Shares awarded pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Section A-2.8—Voting and Dividend Rights. The holders of Performance Shares shall have no voting rights. Prior to settlement or forfeiture, a Performance Share awarded under the Plan may, at the Committee’s sole discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Performance Share is outstanding. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Performance Shares to which they attach.

Section A-2.9—Amendments. Within the limitations of the Plan, the Committee may modify an Award of outstanding Performance Shares. However, neither such modification nor any amendment or termination of the Plan approved by the Board of Directors pursuant to Section 19(b) at the time such Performance Shares are outstanding shall adversely affect the rights of the holder of such Performance Shares without the consent of the holder.

Article A-3: Performance Units

Section A-3.1—Performance Unit. A “Performance Unit” shall mean an award granted under this Article A-3.

Section A-3.2—Grant of Performance Units. The Committee, at any time and from time to time, may grant Performance Units to a Participant in such amounts and upon such terms as the Committee shall determine; provided that the grant of Performance Units shall be subject to the terms and conditions of the Plan and this Appendix A.

Section A-3.3—Performance Unit Award Agreement. Each grant of Performance Units shall be evidenced by a Performance Unit Award Agreement that shall specify the number of Performance Units granted, the initial notional value of each Performance Unit, the

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performance period over which such Performance Units may be earned, the applicable performance goals, and such other provisions as the Committee shall determine.

Section A-3.4—Value of Performance Unit. Each Performance Unit shall have an initial notional value equal to a dollar amount determined by the Committee in its sole discretion. The Committee shall set performance goals in its discretion which, depending on the extent to which such performance goals are met, shall determine the value of the Performance Units that will be paid to the Participant.

Section A-3.5—Earning of Performance Units. After the applicable performance period has ended, the holder of Performance Units shall be entitled to receive a settlement based on the number of Performance Units earned over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The determination of the extent to which Performance Units are earned at the conclusion of the applicable performance period shall be made by the Committee in its sole discretion.

Section A-3.6—Form and Timing of Payment of Performance Units. The Committee, in its sole discretion, shall pay at the close of the applicable performance period or as soon as practicable thereafter, but no later than the fifteenth day of the third month of the calendar year following the calendar year in which the applicable performance period ends, any earned Performance Units in the form of cash or in Shares (or in a combination thereof), as specified in a Participant’s Performance Unit Award Agreement. Any Shares paid to a Participant under this Section A-3.6 may be subject to any restrictions deemed appropriate by the Committee.

Section A-3.7—Termination of Service. Each Performance Unit Award Agreement shall set forth the extent to which the Participant shall vest in or forfeit Performance Units following termination of the Participant’s Service with or provision of services to the Company or any Parent or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Performance Unit Award Agreement entered into with each Participant, need not be uniform among all Performance Units awarded pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Section A-3.8—Amendments. Within the limitations of the Plan, the Committee may modify an Award of outstanding Performance Units. However, neither such modification nor any amendment or termination of the Plan approved by the Board of Directors pursuant to Section 19(b) at the time such Performance Units are outstanding shall adversely affect the rights of the holder of such Performance Units without the consent of the holder.

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Article A-4: Cash-Based Awards

Section A-4.1—Cash-Based Awards. A “Cash-Based Award” shall mean awards granted under this Article A-4.

Section A-4.2—Grant of Cash-Based Awards. The Committee, at any time and from time to time, may grant Cash-Based Awards to a Participant in such amounts and upon such terms as the Committee shall determine; provided that the grant of Cash-Based Awards shall be subject to the terms and conditions of the Plan and this Appendix A.

Section A-4.3—Value of Cash-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. If the Committee exercises its discretion to establish performance goals, the value of Cash-Based Awards that shall be paid to the Participant will depend on the extent to which such performance goals are met.

Section A-4.4—Form and Timing of Payment of Cash-Based Awards. The Committee shall determine the amount of Cash-Based Awards to be paid and the timing of such payment in accordance with its terms but payment shall be no later than the fifteenth day of the third month of the calendar year following the calendar year in which the Cash-Based Award is earned.

Section A-4.5—Termination of Service. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards following termination of the Participant’s Service with or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Cash-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Section A-4.6—Amendments. Within the limitations of the Plan, the Committee may modify a Cash-Based Award to the extent such Award is evidenced by an award agreement. However, neither such modification nor any amendment or termination of the Plan approved by the Board of Directors pursuant to Section 19(b) at the time such Cash-Based Awards are outstanding shall adversely affect the rights of the holder of such Cash-Based Awards without the consent of the holder.

Article A-5: Performance-Based Compensation

Section A-5.1—Special Definitions for Performance-Based Compensation.

(a)	“Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period. The Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee’s authority under Section A-5.5 to reduce the Award otherwise determined by the Payout Formula.

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(b)	“Award Pool” means the total dollars or percentage of any one or more of the Performance Measures (if any) designated to fund Actual Awards payable for any Performance Period.

(c)	“Base Salary” means as to any Performance Period, 100% of the Participant’s annualized salary rate on the last day of each fiscal year or on the last day of the last applicable fiscal year for any Performance Period, as determined by the Committee. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.

(d)	“Covered Employee” means any Employee who is or may become a “Covered Employee,” as defined in Section 162(m) of the Internal Revenue Code, and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (i) ninety (90) days after the beginning of the Performance Period, or (ii) twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

(e)	“Determination Date” means as to any Performance Period of the Company, (x) the first day of such Performance Period, or (y) if later, the latest date possible which will not jeopardize the Plan’s qualification as performance-based compensation under Code Section 162(m).

(f)	“Disability” means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.

(g)	“Payout Formula” means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section A-5.5, above, in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

(h)	“Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

(i)	“Performance Period” means any period as determined by the Committee in its sole discretion.

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(j)	“Target Award” means the target award payable under the Plan to a Participant for the Performance Period as determined by the Committee in accordance with Section A-5.4 and may be (a) expressed as a percentage of a Participant’s Base Salary, (b) expressed as a percentage of the Award Pool, or (c) a specified amount determined by the Committee in accordance with Section A-5.4.

Section A-5.2—Performance-Based Compensation. The Committee may designate whether an Award being granted to any Participant is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Awards designated by the Committee to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Measures (as set forth in Section A-5.12), to the extent required by Code Section 162(m). On or prior to the Determination Date, the Committee shall select the Employees who shall receive Performance-Based Compensation. Grants of Performance-Based Compensation are in the sole discretion of the Committee, and on a Performance Period by Performance Period basis.

Section A-5.3—Determination of Performance Measures. On or prior to the Determination Date, the Committee shall establish the Performance Measures for each Participant for the Performance Period. Such Performance Measures shall be set forth in writing.

Section A-5.4—Determination of Award Pool. On or prior to the Determination Date, the Committee may establish an Award Pool, if any, for any Performance Period.

Section A-5.5—Determination of Target Awards. On or prior to the Determination Date, the Committee shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

Section A-5.6—Determination of Payout Formula or Formulae. On or prior to the Determination Date, the Committee shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Measures, (c) provide for the payment of a Participant’s Target Award if the Performance Measures for the Performance Period are achieved, and (d) provide for an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Measures. Notwithstanding the preceding, no participant’s Actual Award under the Plan may exceed the Maximum Award (as set forth in Section A-5.14).

Section A-5.7—Determination of Actual Awards. After the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Measures applicable to each Participant for the Performance Period were achieved or exceeded. The

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Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance which has been certified by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward.

Section A-5.8—Right to Receive Payment. Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

Section A-5.9—Timing of Payment. Payment of each Actual Award shall be made as soon as practicable after the Committee determines the amount of the Actual Award (if any) under Section A-5.6 but in no event later than the fifteenth day of the third month of the calendar year following the calendar year in which the applicable Performance Period ends.

Section A-5.10—Termination Prior to the Date the Actual Award for the Performance Period is Paid. If a Participant terminates Service with the Company for any reason after the end of the applicable Performance Period but prior to the date the Actual Award for such Performance Period is paid, the Participant shall be entitled to the payment of the Actual Award for the Performance Period subject to reduction or elimination under Section A-5.7 based on the circumstances surrounding such termination of Service.

Section A-5.11—Termination Prior to End of the Performance Period for Reasons other than Death or Disability. If a Participant terminates Service with the Company prior to the end of the applicable Performance Period for any reason other than death or Disability, the Committee shall reduce the Participant’s Actual Award proportionately based on the date of termination (and subject to further reduction or elimination under Section A-5.7 based on the circumstances surrounding such termination of Service).

Section A-5.12—Termination Prior to the End of the Performance Period Due to Death or Disability. If a Participant terminates Service with the Company prior to the end of the applicable Performance Period due to death or Disability, the Participant (or in the case of the Participant’s death, the Participant’s beneficiary) shall be entitled to the payment of the Actual Award for the Performance Period subject to reduction or elimination under Section A-5.7.

Section A-5.13—Payment in the Event of a Change in Control. In the event of a Change in Control, the Performance Measures for the Performance Period in which such Change in Control takes place shall be deemed achieved as of the date immediately prior to the effective date of such Change in Control and a Participant’s Target Bonus shall be paid on the effective date of such Change in Control; provided, however, the Committee, in its sole discretion, may

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eliminate or reduce the Target Award payable to any Participant below that which otherwise would be payable.

Section A-5.14—Payment in the Event of Death. If a Participant dies prior to the payment of an Actual Award earned by him or her for a prior Performance Period, the Actual Award shall be paid to the Participant’s beneficiary. If a Participant fails to designate a beneficiary or if each person designated as a beneficiary predeceases the Participant or dies prior to payment of an Actual Award, then the Committee shall direct the payment of such Actual Award to the Participant’s estate.

Section A-5.15—Code Section 162(m) Annual Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”), as adjusted pursuant to Section 11, shall apply to grants of such Awards under this Plan:

(a)	Equity-Based Awards: The maximum aggregate number of Shares subject to Performance Shares, Restricted Stock, and Stock Units granted with respect to any one fiscal year of the Company to any one Participant shall be 1,500,000 shares.

(b)	Performance Units: The maximum aggregate value of Performance Units that a Participant may be paid with respect to any one fiscal year of the Company may not exceed $10,000,000.

(c)	Cash-Based Awards: The maximum aggregate amount paid or credited with respect to Cash-Based Awards to any one Participant for any Performance Period may not exceed $10,000,000 for each twelve (12) months in a Performance Period (proportionately adjusted for periods less than twelve (12) months) (the “Maximum Award”). The Maximum Award is the maximum amount which may be paid to a Participant for any Performance Period.

Section A-5.16—Performance Measures. The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	Net earnings or net income (before or after taxes);
(b)	Earnings per share;
(c)	Operating earnings;
(d)	Net sales;
(e)	Sales growth;
(f)	Net revenues;
(g)	Revenue growth;

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(h)	Net operating profit;
(i)	Net operating profit growth;
(j)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);
(k)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);
(l)	Earnings before or after taxes, interest, depreciation, and/or amortization;
(m)	Gross or operating margins;
(n)	Productivity ratios;
(o)	Share price (including, but not limited to, growth measures and total shareholder return);
(p)	Expense targets;
(q)	Margins;
(r)	Operating efficiency;
(s)	Market share;
(t)	Customer satisfaction;
(u)	Working capital targets;
(v)	Operating margin;
(w)	Pre-tax profit; and
(x)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

Any Performance Measure(s) may be used to measure the performance of the Company or any Parent or Subsidiary as a whole or any business unit of the Company or any Parent or Subsidiary or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Committee may select Performance Measure (o) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section A-5.12.

Section A-5.17—Evaluation of Performance. The Committee may provide in any Award that is intended to qualify as Performance-Based Compensation that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items, (f) acquisitions or divestitures, (g) foreign exchange gains and losses, and (h) any other adjustment item permissible under Code Section 162(m). To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

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Section A-5.18—Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section A-5.12.

Article A-6: Additional Committee Responsibilities

Section A-6.1—Additional Committee Responsibilities. In addition to responsibilities in Section 3(d) of the Plan, the Committee shall have the full authority and discretion to take the following actions:

(a)	To determine when and to whom Performance Shares, Performance Units, and Cash-Based Awards are to be awarded under the Plan;

(b)	To prescribe the terms and conditions of each Performance Share and Performance Unit, including (without limitation) the applicable performance measures, performance period and, in the case of Performance Shares, to set the number of shares or range of shares that may be earned or, in the case of Performance Units, to set the value or range of values that may be earned;

(c)	To prescribe the terms and conditions of each Cash-Based Award, including (without limitation) to determine performance measures, if applicable, and to specify payment amount or amounts that may be earned;

(d)	To amend any outstanding Performance Share Award Agreement, Performance Unit Award Agreement, or any award agreement applicable to a Cash-Based Award, subject to applicable legal restrictions and to the consent of the Participant who entered into such agreement if the Participant’s rights or obligations would be adversely affected; and

(e)	To correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Performance Share Award Agreement, any Performance Unit Award Agreement or any award agreement, applicable to a Cash-Based Award.

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